UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 8, 2025

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2025, Hali Borenstein, a member of the Carter’s, Inc. (the “Company”) Board of Directors (the “Board”), provided notice that she will not stand for re-election at the Company’s annual meeting of shareholders in 2026. Ms. Borenstein’s decision was not due to any disagreement with the Company on any matter related to the Company’s operations, policies, or practices. Instead, Ms. Borenstein plans to spend more time on her role as Chief Executive Officer of Reformation LLC, a women’s lifestyle brand focused on fashion and sustainability, while also dedicating more time to her family.
Ms. Borenstein joined the Company’s Board in 2019 and will continue to fulfill her duties as a Board member, including serving as a member of the Company’s Nominating & Corporate Governance Committee and Business Transformation Committee, until the Company’s shareholders’ meeting in 2026. The Company is grateful to Ms. Borenstein for her service and commitment to Carter’s.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11, 2025	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary